EXHIBIT 16.1

D'Arelli Pruzansky, P.A.

7280 W. Palmetto Park Road, Suite 308
Boca Raton, Florida 33433

August 7, 2014

Securities and Exchange Commission

100 F Street, N.W.

Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of the QSGI, Inc. (the "Company") Form 8-K dated August 7, 2014, and are in agreement with the statements relating only to D'Arelli Pruzansky, P.A. contained therein. We have no basis to agree or disagree with other statements of the Company contained therein.

Very truly yours,

/s/ D'Arelli Pruzansky, P.A.